Contact: Alliance Data

Julie Prozeller, Investors/Analysts

Financial Dynamics

212-850-5721

alliancedata@fd.com

Shelley Whiddon, Media

Alliance Data

972-348-4310

Shelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES PRIVATE LABEL
PERFORMANCE UPDATE FOR FEBRUARY 2009

Dallas, TX, March 16, 2009 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today provided an update on its Private Label Credit segment.

In conjunction with the release of the Company’s Master Trust (a subset of the Company’s total managed portfolio) Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio as this data provides a more complete view of the Private Label Credit segment.

	For the month ended,
	February 28, 2009	January 31, 2009

	(In thousands, except percentages)
Average managed receivables	$4,251,967	$4,432,568
Year over year portfolio growth	9.7%	9.5%
Net charge-offs	30,243	32,880
Net charge-offs as a percentage of average managed receivables	8.5%	8.9%

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data. The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.alliancedata.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.